UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

Form 8-K
 _________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2008
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M-WAVE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	33-45449	No. 36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Norwood Avenue
Itasca, Illinois 60143
 (Address of principal executive offices including Zip Code)

(630) 562-5550
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 5.02 - Departure of Directors or Certain Officers; Appointment of Certain Officers

On June 13, 2008, Jeff Figlewicz, Chief Financial Officer and Corporate Secretary, notified the Company that he was resigning to pursue other opportunities.  Mr. Figlewicz agreed to assist the Company as acting Chief Financial Officer as outlined in the Consulting Agreement filed as an Exhibit hereto for the foreseeable future.

Per the Separation Agreement, Mr. Figlewicz will receive a payment of $20,000.  Per the terms of the Consulting Agreement, Mr. Figlewicz will be paid $500 per day with a $20,000 bonus due at the earlier of 5 days after a change of control or 60 days.  An additional payment of $20,000 is due at the earlier of 180 days or 60 days after a change of control occurs.  If the Company terminates the Consulting Agreement, the next bonus level becomes due and payable.  If Mr. Figlewicz terminates the Consulting Agreement, the bonus payments are forfeited.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and Release between M-Wave, Inc. and Jeff Figlewicz dated June 13, 2008*
10.2	Consulting Agreement between M-Wave, Inc. and Jeff Figlewicz dated June 13, 2008*
10.3	Indemnification Agreement between M-Wave, Inc. and Jeff Figlewicz dated June 13, 2008*
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-WAVE, INC.

Date: June 13, 2008	By:	/s/ Joseph A. Turek
Joseph A. Turek
Chief Executive Officer

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